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                                                                    EXHIBIT 99.1

PRESS RELEASE_______________________________________________
FOR IMMEDIATE RELEASE

         Verdant Brands, Inc.
         9555 James Avenue S, Suite 200
         Bloomington, MN 55431-2543
         (952) 887-0039  Fax: (952) 887-1300


RELEASE DATE:     February 27, 2001
RELEASE SOURCE CONTACT:    Bruce Mallory, President and COO


                 VERDANT BRANDS SIGNS NEW STANDSTILL AGREEMENTS

On February 27, 2001, Verdant Brands, Inc., and its subsidiary Consep, Inc., signed new standstill agreements with its senior secured lender. The Consep standstill agreement provides for limited funding for the continued operations of Consep. The senior secured lender has agreed to provide this funding in exchange for Consep assigning all of its assets to a third-party assignee, who will be responsible for maximizing the value of Consep's assets for all of its creditors. It is anticipated that the third-party assignee will pursue the sale of Consep as a going concern in order to maximize the value of Consep's assets. Following the sale by Verdant of its other operating entities over the past four months, Consep is currently Verdant Brands' only remaining operating entity.

With the transfer of the Consep assets to the third-party assignee, the new standstill agreement for Verdant Brands provides for the company to retain 50% of the proceeds from the disposition of its remaining collateral, primarily receivables due from sales to retailers. These proceeds are anticipated to be used to pay for the expenses of winding up the affairs of the company.